Exhibit 99.1
U.S. BANK SERVICES TRANSITION AGREEMENT

This U.S. Bank Services Transition Agreement (“Agreement”) is dated and effective as of June 2, 2010 (the Effective Date”), among Compass Bank, an Alabama banking corporation (“BBVA Compass”), SmartyPig, L.L.C., an Iowa limited liability company (“SmartyPig”), Macks, Inc., an Iowa corporation, WB Funding Corporation, an Iowa corporation (“WFC”) and West Bank, an Iowa banking corporation (“West Bank”) (BBVA Compass, SmartyPig, Macks, Inc., WFC and West Bank shall be collectively referred to as the “Parties” and individually as a “Party”).

RECITALS

WHEREAS, West Bank is an FDIC-insured state non-member bank that has provided banking services to U.S. customers (“Customers”) of the SmartyPig savings and reward program (the “Program”) pursuant to a Bank Services Agreement dated October 31, 2007 (the “West Bank BSA”), as amended, a copy of the October 31, 2007, agreement is attached hereto as Exhibit A and is incorporated herein by reference.

WHEREAS, West Bank has notified SmartyPig that West Bank desires to cease providing banking services pursuant to West Bank BSA and has requested that SmartyPig arrange for the orderly transition of the bank services under the Program to another qualified banking institution acceptable to SmartyPig.

WHEREAS, BBVA Compass is an FDIC-insured state member bank with capabilities to provide the banking services associated with the Program.

WHEREAS, SmartyPig desires that BBVA Compass provide, and BBVA Compass wishes to provide, banking services to participants in the Program pursuant to a U.S. Bank Services Agreement by and between SmartyPig and BBVA Compass dated June 2, 2010 (the “BBVA Compass BSA”).

WHEREAS, WFC is an owner of Class A units of SmartyPig whose rights are affected by this Agreement.

WHEREAS, Macks, Inc. is a party to the West Bank BSA, which is amended hereby.

NOW, THEREFORE, for and in consideration of the agreements of the Parties set forth below and intending to be legally bound, BBVA Compass, SmartyPig, Macks, Inc., WFC and West Bank hereby agree as follows:

1.              Account Transition.

(a)           SmartyPig and West Bank shall mutually agree on the form and content (with BBVA Compass reserving the right of final approval over the form and content) of the communications (the “Transfer Communications”) to current Program participants who maintain one or more savings accounts at West Bank (“West Bank Accounts” or “West Bank Account,” if singular) to inform such Customers that BBVA Compass will be performing banking services for the Program going forward.  The Transfer Communications, which are anticipated to begin on June 7, 2010, shall provide that if the Customer wants to continue to be a part of the Program and continue their respective savings goals thereunder, then such Customer must agree to close the Customer’s West Bank Account(s), open one or more new savings accounts at BBVA Compass (an “BBVA Compass Account,” “BBVA Compass Accounts” if more than one) and authorize the redeposit of the balances in the Customer’s closed West Bank Account(s) into new BBVA Compass Account(s) (a “Voluntary Transfer”). The Transfer Communication shall provide that the Customer will have until a specific date (the “Deadline”) in order to inform SmartyPig whether they approve of a Voluntary Transfer.  SmartyPig and West Bank hereby agree that any Customer with a West Bank Account who does not provide an affirmative response prior to the Deadline to affect a Voluntary Transfer shall have their West Bank Account(s) closed by West Bank and the deposits in such West Bank Account (the “Deposit”) shall be returned to the Customer.  SmartyPig and West Bank agree that the Transfer Communication shall be delivered via electronic mail to the Customers and that any responses from the Customers regarding such Transfer Communications shall also be made electronically.  BBVA Compass agrees to provide West Bank with reasonably requested assistance to transfer the Deposits along with any information regarding the West Bank Accounts from West Bank to BBVA Compass during this transition.

(b)           West Bank hereby agrees to continue to provide the Bank Services (as defined in the West Bank BSA) pursuant to the terms and conditions of the West Bank BSA and this Agreement until August 1, 2010.  West Bank, Macks, Inc. and SmartyPig agree to terminate the West Bank BSA, except those provisions thereof that survive termination, as of August 1, 2010.

(c)           The Parties agree that all Deposits of Customers who have authorized Voluntary Transfers shall be withdrawn from the applicable West Bank Accounts and redeposited to BBVA Compass Accounts as of 11:59 PM CST on July 31, 2010.

(d)           In the case of each Customer who does consent to a Voluntary Transfer, SmartyPig and West Bank agree to cooperate with BBVA Compass to effectuate the closure of the Customer’s West Bank Account(s), the opening of corresponding one or more BBVA Compass Accounts and the redeposit of the funds withdrawn from the West Bank Account(s) into the BBVA Compass Account(s).

(e)           SmartyPig hereby agrees to provide all current applications and processes necessary for West Bank to comply with the West Bank BSA and for BBVA Compass to comply with the BBVA Compass BSA.

2.              West Bank’s Rights as SmartyPig Member.  West Bank and WFC agree that their representative shall resign from the “West Bank” seat on the SmartyPig Board of Managers upon the completion of the Deposit Conversion.  The “Deposit Conversion” shall occur when all of the Deposits of the Customers held in West Bank Accounts have either been moved to BBVA Compass Accounts or returned to the Customer as contemplated by this Agreement.  West Bank and WFC also hereby relinquish all rights to require the purchase of Units in SmartyPig as provided in the Operating Agreement (Section 5.4) or the West Bank BSA (Section 10) and all other special rights and privileges granted to West Bank or WFC that are not granted to all Class A Unitholders.  West Bank and WFC further agree that, unless otherwise agreed to by BBVA Compass in writing, no person associated or affiliated with West Bank or any West Bank affiliated entity shall serve on the Board of Managers of SmartyPig during the term of the BBVA Compass BSA.  Notwithstanding anything herein to the contrary, SmartyPig and its Board of Managers shall treat any information regarding Bank Services or received from BBVA Compass as Confidential Information.

3.              Amendment to Operating Agreement.  The Parties who are members of SmartyPig will execute and consent to an amendment to (and SmartyPig will cause the members of SmartyPig who are not a party to this Agreement to execute and consent to an amendment to) the Third Amended and Restated Operating Agreement of SmartyPig dated June 22, 2009 (the “Operating Agreement”) within 10 days of the Effective Date to:  (a) eliminate the “West Bank” seat on the Board of Managers, including the ability to appoint a Manager to the Board of Managers; (b) recognize the designee of BBVA Compass who shall be provided representation in the affairs of the Board of Managers, as described in the BBVA Compass BSA; (c) evidence the elimination of the rights of West Bank or WFC to require the purchase of its Units in SmartyPig as provided in the Operating Agreement (Section 5.4) and to otherwise eliminate any special rights and privileges  granted to West Bank or WFC that are not granted to all Class A Unitholders, and (d) to evidence all special rights and privileges of BBVA Compass and its designee affiliate contemplated by this Agreement, the BBVA Compass BSA or the Subscription Agreement relating to the acquisition of Units in SmartyPig by BBVA Compass or its affiliate designee.

4.              Term. This Agreement shall commence as of the Effective Date and will be in effect until the later of (i) all of the Deposits in West Bank Accounts have either been moved to BBVA Compass Accounts or returned to the Customer, all pursuant to the terms and conditions of this Agreement, or (ii) all obligations and responsibilities of the Parties have been satisfied.  Notwithstanding anything herein to the contrary, should the BBVA Compass BSA terminate for any reason, this Agreement shall immediately terminate.

5.              U.S. Regulatory Compliance for Transition of Services. Each Party shall be responsible to ensure that its actions pursuant to this Agreement are in compliance with all laws, rules and regulations applicable to such Party.  SmartyPig and West Bank each agree to cooperate with BBVA Compass regarding any reasonable actions which BBVA Compass requests that SmartyPig or West Bank take in order to assist BBVA Compass in complying with any applicable laws, rules and regulations in connection with the establishment of the BBVA Compass Accounts.

6.              Confidential Information.

(a)           Each Party (in such capacity, the "Receiving Party") shall maintain the confidentiality of all Confidential Information of the other Party (in such capacity, the "Disclosing Party"); provided, however, that such information may be disclosed to those representatives, legal counsel, directors, officers, employees, consultants and agents (each, a "Representative," and collectively, the "Representatives") of the Receiving Party who have a need to know such information in connection with this Agreement only if each such Representative is informed by the Receiving Party of the confidential nature of such information and of the confidentiality undertakings of the Receiving Party contained herein and agrees to comply with such obligations.

(b)           As used in this Agreement, "Confidential Information" shall mean, with respect to a Party, any proprietary or confidential information, technical data, trade secrets, or know-how of such Party and its affiliates, including products, service plans, services, customer lists, and customers, software, developments, inventions, processes, sales and profit figures, finances and other business information that is disclosed to the Receiving Party by or on behalf of the Disclosing Party, either directly or indirectly, in writing, in electronic form, orally, in presentations, or by drawings or inspection of documents or other tangible property or that may be otherwise received or accessed by the Receiving Party.  With respect to BBVA Compass and West Bank, “Confidential Information” shall include, without limitation, all Customer Information.  Any such Confidential Information disclosed in written, electronic or other tangible medium is Confidential Information regardless of whether it is marked “confidential” or “proprietary” prior to or upon disclosure, or whether, any such Confidential Information is disclosed orally.  “Customer Information” shall mean any and all information or data about or relating to any customers or prospective or former customers (whether an individual, business entity, governmental unit, or otherwise) of BBVA Compass or West Bank, or any consumer of BBVA Compass or West Bank, including (without limitation) any and all NPI of their consumers or customers.  “NPI” shall mean “nonpublic personal information” as such term is defined by Title V of the Gramm-Leach-Bliley Act (Public Law No. 106-102) and the regulations promulgated pursuant thereto which are applicable to BBVA Compass or West Bank with regard to customers and consumers, and such term also includes “Consumer Information,” as defined by the Guidelines.  “Guidelines” shall mean the Interagency Guidelines Establishing Information Security Standards which have been promulgated by the federal banking agencies, as amended from time to time.

(c)           Notwithstanding the foregoing definition, however, "Confidential Information" shall not include any particular information that the Receiving Party can demonstrate: (a) is or becomes publicly available other than as a result of an unauthorized disclosure by the Receiving Party or its Representatives, (b) is or becomes available to the Receiving Party or its Representatives on a non-confidential basis from a source (other than the Disclosing Party or the Disclosing Party's Representatives) which is not prohibited from disclosing such information to the Receiving Party by any legal, contractual or fiduciary obligation, (c) is independently developed by the Receiving Party or its Representatives without reference to or the use or application of the Disclosing Party's Confidential Information, as demonstrated by written or documented evidence, or (d) was known by the Receiving Party or its Representatives prior to disclosure to the Receiving Party or its Representatives by the Disclosing Party, as demonstrated by written or documented evidence.

(d)           Each Party's Confidential Information shall remain the property of that Party, including any information based on or derived therefrom; and may be used by the other Party solely for the purpose of performing any of its obligations or exercising any of its rights under this Agreement.  Except as may be otherwise expressly provided for in this Agreement, nothing contained in this Agreement shall be construed as obligating a Party to disclose its Confidential Information to any other Party, or as granting to or conferring on a Party, expressly or by implication, any rights or license to the Confidential Information of any other Party.

(e)           If the Receiving Party receives a request to disclose any Confidential Information of the Disclosing Party in a manner not otherwise permitted by this Agreement, the Receiving Party shall provide the Disclosing Party with prompt notice of the request so that the Disclosing Party may seek a protective order or other appropriate remedy.  If a protective order or similar order is not obtained by the date by which the Receiving Party must comply with the request, the Receiving Party may furnish that portion of the Confidential Information that it determines (based upon the advice of legal counsel) it is legally required to furnish.  The Receiving Party shall use commercially reasonable efforts to obtain assurances that confidential treatment shall be accorded to the Confidential Information so disclosed.

(f)           Each Party agrees that it may be impossible or inadequate to measure and calculate the other Party's damages from any breach of the covenants set forth in this Section 6.  Accordingly, the Parties agree that if a Party breaches or threatens to breach any of such covenants, the non-breaching Party may have available, in addition to any other right or remedy available, the right to seek an injunction restraining such breach or threatened breach and to specific performance of any such provision.

(g)           Each Party shall, at its own expense:  (a) notify the Disclosing Party promptly upon its becoming aware of any unauthorized possession or use of any of the Disclosing Party's Confidential Information by any person, any attempt by any person to gain possession of Confidential Information without authorization, or any attempt to use or acquire knowledge of any Confidential Information without authorization (collectively, "Unauthorized Access"), (b) promptly furnish to the Disclosing Party full details of which it is aware concerning the Unauthorized Access and use reasonable efforts to assist the Disclosing Party in investigating or preventing the recurrence of any Unauthorized Access, (c) cooperate with the Disclosing Party in any litigation and investigation against third parties deemed reasonably necessary by such Party to protect its proprietary rights, and (d) promptly take all reasonable actions necessary to prevent a recurrence of any such Unauthorized Access.

(h)           Notwithstanding the confidentiality, non-disclosure and proprietary rights provisions of this Agreement, SmartyPig acknowledges and agrees that BBVA Compass has the right to file a copy of, and/or disclose, all or part of this Agreement and related documents and information, including performance reports, charges, fees and invoicing, as may be required or requested by its regulators, auditors and attorneys.

(i)           In the event that any Party is required by law, as determined by the Party, to file this Agreement or any summary of this Agreement or any material relating to this Agreement (collectively, "Required Disclosures") with the Securities and Exchange Commission ("SEC") or any other governmental agency, such Party shall consult with the other Parties prior to preparing any such Required Disclosure to identify areas of sensitivity to the other Party, and shall provide the other Party with a copy of any such Required Disclosure that it has prepared at least 2 business days in advance of the date of the Required Disclosure for the other Party's review and comment.  If, following such review, the other Party requests that any other sensitive material be redacted from such Required Disclosure, then the filing Party agrees to consider such request in good faith, and to implement such request if the filing Party and its counsel, to the extent consulted, do not have any basis for objecting to such request.  The Parties' obligations under this Section shall not be construed to prevent or hinder any other Party from complying with an obligation imposed by Law.

7.             Intellectual Property.  West Bank acknowledges that it does not own or claim rights to any intellectual property or software developed in or by SmartyPig with respect to the Program other than as a result of its ownership of membership interest in SmartyPig.

8.              Delivery of Documents upon Transition.  SmartyPig and West Bank shall provide to BBVA Compass the list of documents and/or data requirements as requested by BBVA Compass as reasonably practical.

9.              No Tampering.  Throughout the term of this Agreement and for a period of one (1) year immediately following its termination, West Bank shall not directly or indirectly (a) except for indirect marketing activities that are not targeted at BBVA Compass customers and marketing to joint customers of BBVA Compass and West Bank, request, induce or attempt to influence any customers, vendors, or licensors of BBVA Compass to curtail or cancel any business they may transact with BBVA Compass; or (b) request, induce or attempt to influence any employee of BBVA Compass to terminate the employee’s employment.  Throughout the term of this Agreement and for a period of one (1) year immediately following its termination, BBVA Compass shall not directly or indirectly (a) except as contemplated by this Agreement and the BBVA Compass BSA and marketing to joint customers of West Bank and BBVA Compass and except for indirect marketing activities that are not targeted at West Bank customers, request, induce or attempt to influence any customers, vendors, or licensors of West Bank to curtail or cancel any business they may transact with West Bank; or (b) request, induce or attempt to influence any employee of West Bank to terminate the employee’s employment.

10.            Indemnification.

(a)           Indemnification by SmartyPig.  Notwithstanding any limitations or exculpatory provisions contained in this Agreement, SmartyPig shall indemnify, defend and hold harmless BBVA Compass and West Bank and their respective officers, directors, employees, agents, successors and assigns from and against any and all Losses and threatened Losses resulting from, arising out of, in connection with, or based on allegations whenever made of, any of the following Claims of third parties (including Governmental Authorities):

(i)           any Claim arising out of or based on any inaccuracy, untruthfulness or breach of any representation,  or warranty,  covenant  or other obligations made by SmartyPig to BBVA Compass and/or West Bank under this Agreement;

(ii)           any Claim arising out of or based on the failure by SmartyPig to obtain, maintain, or comply with any Governmental Approvals or comply with any Laws applicable to SmartyPig’s performance or actions pursuant to this Agreement; and/or

(iii)           any negligent or willful act or omission of SmartyPig or its subcontractors.

(b)           Indemnification by BBVA Compass.  Notwithstanding any limitations or exculpatory provisions contained in this Agreement, BBVA Compass shall indemnify SmartyPig and West Bank and their respective officers, directors, employees, agents, successors and assigns from and against any and all Losses and threatened Losses resulting from, arising out of, in connection with, or based on allegations whenever made of, any of the following Claims of third parties (including Governmental Authorities):

(i)           any Claim arising out of or based on any inaccuracy, untruthfulness or breach of any representation,  or warranty,  covenant  or other obligations made by BBVA Compass to SmartyPig and/or West Bank under this Agreement; and/or

(ii)           any Claim arising out of or based on the failure by BBVA Compass to obtain, maintain, or comply with any Governmental Approvals or comply with any Laws applicable to BBVA Compass’ performance or actions pursuant to this Agreement.

(c)           Indemnification by West Bank.  Notwithstanding any limitations or exculpatory provisions contained in this Agreement, West Bank shall indemnify BBVA Compass and SmartyPig and their respective officers, directors, employees, agents, successors and assigns from and against any and all Losses and threatened Losses resulting from, arising out of, in connection with, or based on allegations whenever made of, any of the following Claims of third parties (including Governmental Authorities):

(i)           any Claim arising out of or based on any inaccuracy, untruthfulness or breach of any representation,  or warranty,  covenant  or other obligations made by West Bank to SmartyPig and/or BBVA Compass under this Agreement; and/or

(ii)           any Claim arising out of or based on the failure by West Bank to obtain, maintain, or comply with any Governmental Approvals or comply with any Laws applicable to West Bank’s performance or actions pursuant to this Agreement.

(d)           Definitions.

(i)           "Claim" shall mean any demand, allegation, claim, cause of action, suit, action, or legal, administrative, arbitration, governmental or other proceeding or investigation, actual or threatened;

(ii)           "Losses" shall mean any and all damages, fines, penalties, deficiencies, losses, liabilities (including settlements and judgments) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable fees and expenses of litigation or other proceedings or of any claim, default or assessment);

(iii)           "Laws" shall mean any and all applicable global, federal, country, state, local and other laws, rules and regulations, including all privacy and data protection laws, all as enacted, promulgated and amended from time to time governing or affecting this Agreement, or the subject matter hereof, or any duty, act or responsibility to be performed by the applicable Party hereunder, or any matters or transactions, in whole or in part, contemplated by this Agreement.  "Laws" shall also include contractual restrictions or obligations imposed upon a Party by a Governmental Authority of which the affected Party shall have given written notice to the other Party;

(iv)           "Governmental Approval" shall mean any license, consent, permit, establishment registration, approval or authorization of any Governmental Authority or any notice to any Governmental Authority, the granting of which is required by Law for the consummation of the transactions contemplated by this Agreement;

(v)           "Governmental Authority" shall mean any U.S. Federal, state or local government or any foreign government, or any governmental agency, bureau, commission, authority or body, in each case whether international, national or local and in any jurisdiction.

11.            Notices.  Any notice, request, instruction or other document to be given hereunder by a Party to the other shall be in writing and shall be deemed given when received and shall be (i) delivered personally or (ii) mailed by certified mail, postage prepaid, return receipt requested or (iii) delivered by Federal Express or a similar overnight courier or (iv) sent via facsimile transmission to the fax number given below, as follows:

If to BBVA Compass, addressed to:

                      Compass Bank
                      15 South 20th Street
                      Birmingham, AL 35233
                      Attn:          Rick Claypoole

If to West Bank, addressed to:

                      Chief Financial Officer
                      West Bank
                      P.O. Box 65020
                      West Des Moines, Iowa 50265-0020

If to SmartyPig, L.L.C., addressed to:

  Chief Executive Officer
  SmartyPig, LLC
  4300 Westown Parkway
  West Des Moines, Iowa 50266
  Fax: (515) 256-2091

Any Party may designate a different address from time to time by written notice to the other Parties. In the event that any notice under this Agreement is required to be provided on or as of a day which is not a business day for the sender, then such notice shall not be required to be provided until the first day thereafter which is a business day for the sender.

                12.           Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

13.            Construction and Interpretation.  This Agreement was negotiated by the Parties, each of whom was represented by legal counsel. No inference, interpretation, or construction of this Agreement shall be made on the basis of who drafted any particular part or the whole of this Agreement.

14.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.  Facsimile and PDF signatures are deemed equivalent to original signatures for purposes of this Agreement.

15.            Governing Law; Venue.  The Parties irrevocably agree that this Agreement is governed by the substantive laws of the State of Alabama, without regard to its conflict of laws principles, and the laws of the United States of America, where applicable and any legal action, suit or proceeding arising out of this Agreement must be brought solely and exclusively in the State of Alabama.

16.            Force Majeure.  If and to the extent that a Party's (in such capacity, the "Affected Party") performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed directly or indirectly by flood, earthquake, riots, acts of terrorism, acts of war, pandemic illness, embargoes, strikes and labor shortage, utility outages, outage or malfunction of telecommunication lines, elements of nature or acts of God or any other cause beyond the reasonable control of the Affected Party (each, a "Force Majeure Event"),  then the Affected Party shall be excused for such hindrance, delay or non-performance, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues, provided that the Affected Party continues to use commercially reasonable efforts to recommence performance whenever and to whatever extent reasonably possible.  Notwithstanding any other provision hereof, strikes by and labor disputes involving any Party’s or any permitted subcontractor’s own employees, and any labor shortage affecting a Party or any permitted subcontractor, shall not constitute a Force Majeure Event.

17.            Entire Agreement.  Except as provided otherwise in this Agreement, this Agreement supersedes all prior discussions and agreements between and among the Parties with respect to the matters contained herein, and this Agreement, together with its Exhibits, constitute the sole and entire agreement among the Parties with respect to the subject matter hereof.  Notwithstanding the foregoing and with respect to SmartyPig and BBVA Compass only, if there is a conflict between the terms of this Agreement and the BBVA Compass BSA, the terms of the BBVA Compass BSA shall control.

18.            Amendment.  This Agreement may be amended by an instrument in writing to be executed by the Parties or by their successors or assignees.

19.            Relationship of the Parties.   The Parties agree that each Party is acting as an independent contractor in performing their respective obligations and for all other purposes under this Agreement and that the relationship between the Parties shall not constitute a partnership, joint venture or agency.

20.            No Waiver.  No delay or omission by any Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power.  A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant.  All waivers must be signed by the Party waiving its rights.

21.            Use of Other Party's Marks.  No Party shall use or reference any trademarks, service marks, trade names, logos or symbols of another Party and its affiliates, including to any such use or reference in any promotional materials, without the prior written consent of such Party.

22.            Third Party Beneficiaries.  There shall be no third party beneficiaries under this Agreement, except (a) persons or entities who are entitled to indemnification pursuant to the express provisions of this Agreement, or (b) as required by applicable Laws.

23.            Survival.  Any and all provisions of this Agreement which by their nature or effect are required or intended to be observed, kept or performed after the expiration or termination of this Agreement shall survive any such expiration or termination of this Agreement and remain binding upon and for the benefit of the Parties.  In addition, the following provisions of this Agreement shall survive any expiration or termination of this Agreement for any reason:  Sections 6, 9, 10 and 15.

IN WITNESS WHEREOF, each of the undersigned, with full authority to do so, has caused this U.S. Bank Services Transition Agreement to be duly executed, delivered, and effective as of the date first above written.

WEST BANK
/s/ Douglas R. Gulling
Douglas R. Gulling
Chief Financial Officer

SMARTYPIG L.L.C.
/s/ Robert Weinschenk
Robert Weinschenk
CEO

COMPASS BANK
/s/ Rick Claypoole
Rick Claypoole
Senior Vice President

WB FUNDING CORPORATION
/s/ David R. Milligan
David R. Milligan
President

MACKS, INC.
/s/ Sean McMurray
Sean McMurray
Secretary